UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2016

Golden Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd., Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Matthew Flandermeyer as Executive Vice President, Chief Financial Officer and Secretary

On November 11, 2016, Matthew Flandermeyer resigned, effective as of November 28, 2016, from his position as Executive Vice President, Chief Financial Officer and Secretary of Golden Entertainment, Inc. (the “Company”), to pursue family business opportunities.  The Company and Mr. Flandermeyer have entered into a separation and general release agreement dated November 11, 2016 relating to his separation of employment with the Company (the “Separation Agreement”).  Pursuant to the Separation Agreement, in exchange for a general release of claims against the Company, Mr. Flandermeyer will receive a severance payment of $450,000 plus continued health benefits at the Company’s expense for a period of up to 18 months, and the Company agreed to accelerate the vesting of 55,000 of Mr. Flandermeyer’s outstanding unvested stock options.  In addition, under the Separation Agreement, commencing December 1, 2016, Mr. Flandermeyer has agreed to provide consulting services as an independent contractor to the Company for up to six months in exchange for a monthly payment of $20,000 to facilitate the orderly transition of his responsibilities.

Appointment of Charles Protell as Executive Vice President, Chief Strategy Officer and Chief Financial Officer

On November 11, 2016, the Board of Directors of the Company (the “Board”) appointed Charles Protell as the Executive Vice President, Chief Strategy Officer and Chief Financial Officer of the Company, effective as of the commencement of his employment with the Company.  Mr. Protell has agreed to commence his employment with the Company by no later than December 1, 2016.

In connection with such appointment, on November 15, 2016, the Company entered into an at-will employment agreement with Mr. Protell (the “Protell Employment Agreement”).  Under the Protell Employment Agreement, Mr. Protell will serve as the Executive Vice President, Chief Strategy Officer and Chief Financial Officer of the Company, with such duties and responsibilities as are commensurate with the position, and will report directly to the Company’s Chief Executive Officer. The Protell Employment Agreement provides for an initial annual base salary of $500,000 and a target bonus for purposes of the Company’s annual incentive compensation plan equal to 65% of Mr. Protell’s annual base salary.  Mr. Protell will also be entitled to participate in the Company’s incentive compensation programs applicable to executive officers of the Company, and be eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements of the Company.  Upon commencement of his employment, Mr. Protell will receive an award of 141,296 restricted stock units and options to purchase 250,000 shares of the Company’s common stock under the Golden Entertainment, Inc. 2015 Incentive Award Plan.  The options will have a ten-year term and an exercise price equal to the fair market value of the Company’s common stock on his employment commencement date.  Provided that Mr. Protell continues to render services to the Company through the applicable vesting date: (1) 50% of the restricted stock units will vest six months after Mr. Protell’s commencement date and the remaining restricted stock units will vest 12 months after his commencement date and (2) the options will vest as to 25% of the shares on the first anniversary of the vesting commencement date and vest as to the remaining shares in 36 equal monthly installments thereafter.  In addition, Mr. Protell will receive a sign-on bonus of $300,000 which will be payable within 45 days of his commencement date (and will be in lieu of any incentive compensation for calendar year 2016) and an additional sign-on bonus of $400,000, which will be payable within 45 days of the first anniversary of his commencement date (and will reduce the amount of any incentive compensation for calendar year 2017), subject to his continued employment by the Company at such time.  Mr. Protell will also be reimbursed up to $30,000 for relocation expenses.

In the event of a termination without “cause” or a “constructive termination” (each, a “Qualifying Termination”), as discussed below, Mr. Protell will be entitled to receive a lump-sum payment equal to 165% of his annual base salary as in effect immediately prior to the date of termination multiplied by two, plus continued health benefits at the Company’s expense for a period of up to 18 months, plus a lump-sum cash payment equal to six times his monthly health insurance premium at the date of termination, plus acceleration of vesting of his equity awards.  In the event of termination of employment by reason of death or disability, all of his equity awards will vest.

Mr. Protell, 42, has served as a Managing Director at Macquarie Capital’s investment banking group since May 2011, and as Co-Founder and a Managing Director at REGAL Capital Advisors from January 2009 until its acquisition by Macquarie Capital in May 2011.  Prior to co-founding REGAL Capital Advisors, Mr. Protell held various investment banking roles at Credit Suisse, Deutsche Bank and CIBC World Markets.  Mr. Protell earned a Bachelor of Science in Commerce degree from the University of Virginia.

Appointment of Gary Vecchiarelli as Senior Vice President of Finance and Accounting

On November 11, 2016, the Board appointed Gary Vecchiarelli as Senior Vice President of Finance and Accounting of the Company, effective as of the commencement of his employment with the Company.  Mr. Vecchiarelli has agreed to commence his employment with the Company by no later than January 3, 2017.

In connection with such appointment, on November 14, 2016, the Company entered into an at-will employment agreement with Mr. Vecchiarelli (the “Vecchiarelli Employment Agreement”).  Under the Vecchiarelli Employment Agreement, Mr. Vecchiarelli will serve as the Senior Vice President of Finance and Accounting of the Company, with such duties and responsibilities as are commensurate with the position, and will report directly to the Company’s Chief Financial Officer. The Vecchiarelli Employment Agreement provides for an initial annual base salary of $250,000 and a target bonus for purposes of the Company’s annual incentive compensation plan equal to 35% of Mr. Vecchiarelli’s annual base salary.  Mr. Vecchiarelli will also be entitled to participate in the Company’s incentive compensation programs applicable to executive officers of the Company, and be eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements of the Company.  Upon commencement of his employment, Mr. Vecchiarelli will receive options to purchase 100,000 shares of the Company’s common stock.  The options will have a ten-year term and an exercise price equal to the fair market value of the Company’s common stock on his employment commencement date.  Provided that Mr. Vecchiarelli continues to render services to the Company through the applicable vesting date, the options will vest as to 25% of the shares on the first anniversary of the vesting commencement date and vest as to the remaining shares in 36 equal monthly installments thereafter.  In addition, Mr. Vecchiarelli will receive an initial lump-sum sign-on bonus of $25,000 (in lieu of any incentive compensation for calendar year 2016), and a second lump-sum sign-on bonus of $25,000 on the first anniversary of his commencement date (subject to Mr. Vecchiarelli’s continued employment through such date).

In the event of a Qualifying Termination, Mr. Vecchiarelli will be entitled to receive a lump-sum payment equal to 135% of his annual base salary as in effect immediately prior to the date of termination, plus continued health benefits at the Company’s expense for a period of up to 12 months, plus acceleration of vesting of his equity awards.  In the event of termination of employment by reason of death or disability, all of his equity awards will vest.

Mr. Vecchiarelli, 39, has served as Chief Financial Officer of Galaxy Gaming, Inc., a public company that develops, manufactures and distributes casino table games and wagering platforms, since May 2012.  From July 2011 to May 2012, Mr. Vecchiarelli served as the Division Controller for Spectrum Pharmaceuticals, Inc., a biopharmaceutical company listed on NASDAQ.  Prior to joining Spectrum Pharmaceuticals, Mr. Vecchiarelli was a Manager at BDO USA, LLP and a Supervisor at McGladrey & Pullen, LLP.  Mr. Vecchiarelli earned a B.S. Business Administration in Accounting from California State University at San Jose and is a certified public accountant in the states of California and Nevada.

The Employment Agreements generally define “cause” to include: (1) the executive’s commission of a felony, (2) the executive’s theft or embezzlement of property of the Company or the commission of any similar act involving moral turpitude, (3) the failure of the executive to substantially perform his material duties and responsibilities, which failure (if curable) is not cured within a specified period after the executive’s receipt of written notice from the Board, (4) the executive’s material violation of a significant Company policy, which violation (if curable) is not cured within 30 days after the executive’s receipt of written notice from the Company and which violation has a material adverse effect on the Company or its subsidiaries, (5) the failure of the executive to qualify (or thereafter the disqualification of the executive) under any regulatory or licensing requirement of any jurisdiction or regulatory authority to which the executive may be subject by reason of his position with the Company (unless waived by the Board or the Compensation Committee in its sole discretion) or (6) the revocation of a gaming license as a result of any act or omission by the executive, which revocation has an adverse effect on the Company or its subsidiaries. The Employment Agreements generally define “constructive termination” as the occurrence of any of the following events or circumstances: (1) a material, adverse change of the executive’s responsibilities, authority, status, position, offices, titles, duties or reporting requirements (including directorships), (2) a reduction in the executive’s base salary or a material adverse change in the executive’s annual compensation or benefits, (3) a requirement to relocate in excess of a specified distance from the executive’s then-current place of employment without the executive’s consent or (4) the breach by the Company of any material provision of the employment agreement or failure to fulfill any other contractual duties owed to the executive.

The foregoing summaries of the Separation Agreement, the Protell Employment Agreement and the Vecchiarelli Employment Agreement do not purport to be a complete description and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

10.1#	Separation and General Release Agreement, dated as of November 11, 2016, by and between Golden Entertainment, Inc. and Matthew Flandermeyer.
10.2#	Employment Agreement, dated as of November 15, 2016, by and between Golden Entertainment, Inc. and Charles Protell.
10.3#	Employment Agreement, dated as of November 14, 2016, by and between Golden Entertainment, Inc. and Gary Vecchiarelli.
10.4#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the Golden Entertainment, Inc. 2015 Incentive Award Plan.
10.5#	Form of Stock Option Grant Notice and Stock Option Award Agreement under the Amended and Restated 2007 Stock Option and Compensation Plan.

# Management contract or compensatory plan or arrangement in which one or more executive officers or directors participates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC. (Registrant)

Date: November 16, 2016	/s/ Sean T. Higgins
	Name:	Sean T. Higgins
	Title:	Chief Legal Officer and Executive Vice
President of Government Affairs and Business Development

EXHIBIT INDEX

Exhibit Number	Description

10.1#	Separation and General Release Agreement, dated as of November 11, 2016, by and between Golden Entertainment, Inc. and Matthew Flandermeyer.
10.2#	Employment Agreement, dated as of November 15, 2016, by and between Golden Entertainment, Inc. and Charles Protell.
10.3#	Employment Agreement, dated as of November 14, 2016, by and between Golden Entertainment, Inc. and Gary Vecchiarelli.
10.4#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the Golden Entertainment, Inc. 2015 Incentive Award Plan.
10.5#	Form of Stock Option Grant Notice and Stock Option Award Agreement under the Amended and Restated 2007 Stock Option and Compensation Plan.

# Management contract or compensatory plan or arrangement in which one or more executive officers or directors participates